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       As filed with the Securities and Exchange Commission on May 12, 1997
                                                       Registration No. 33-____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             The Topps Company, Inc.
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                                          11-2849283
---------------------------------                      ----------------------
(State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                      Identification Number)

                               1 Whitehall Street
                            New York, New York 10004
                            ------------------------
                     (Address of principal executive offices

                 The Topps Company, Inc. 1987 Stock Option Plan
                 The Topps Company, Inc. 1996 Stock Option Plan
                 ----------------------------------------------
                            (Full title of the plans)

                              Warren E. Friss, Esq.
                             Deputy General Counsel
                             The Topps Company, Inc.
                               1 Whitehall Street
                            New York, New York 10004
                                 (212) 376-0300
                                 --------------
                      (Name, address and telephone number,
                   including area code, of agent for service)

                               -------------------

                                    COPY TO:
                             Steven J. Gartner, Esq.
                            Willkie Farr & Gallagher
                               One Citicorp Center
                              153 East 53rd Street
                               New York, NY 10022
                                 (212) 821-8000


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                   Proposed         Proposed
Title of                           maximum          maximum
securities        Amount           offering         aggregate     Amount of
to be             to be            price            offering      registration
registered        registered(1)    per share (2)    price (2)     fee
--------------------------------------------------------------------------------
Common Stock,
$0.01 par
value per
share             3,518,642        $3.9375          $13,854,652   $4,198.38
_________________________

      (1) This Registration Statement covers the 1,751,663 shares authorized to be sold under The Topps Company, Inc. 1996 Stock Option Plan and 1,766,979 shares authorized to be sold under The Topps Company, Inc. 1987 Stock Option Plan (collectively, the "Plans").

      (2) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act").








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                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents, filed with the Securities and Exchange Commission (the "Commission") by The Topps Company, Inc., a Delaware corporation (the "Company"), are incorporated herein by reference:

                          (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 2, 1996, as amended by Form 10-K/A filed on June 12, 1996, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                          (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended June 1, 1996, August 31, 1996 and November 30, 1996, filed pursuant to the Exchange Act;

                          (c) The Company's amendment on Form 10-Q/A to its Quarterly Report on Form 10-Q, for the quarter ended November 25, 1995, filed on August 12, 1996; and

                          (d) The description of Company's Common Stock, par value $0.01 per share (the "Common Stock"), which is contained in the Company's Registration Statement on Form 8-A, filed pursuant to the Exchange Act, dated May 1, 1987, as updated in the Company's Registration Statement on Form S-1, Registration No. 33-27826, filed pursuant to the Securities Act, dated April 26, 1989.

      In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

Item 4.  DESCRIPTION OF SECURITIES

         Inapplicable

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      The validity of the shares of Common Stock offered hereby is being passed upon for the Company by Willkie Farr & Gallagher. As of the date of this Registration Statement, Jack H. Nusbaum, a partner of



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Willkie Farr & Gallagher, is a director of the Company and beneficially owns
47,000 shares of Common Stock.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the Delaware Corporation Law expressly permits indemnification of officers and directors of Delaware corporations against claims, judgments and expenses arising in connection with legal or administrative proceedings or otherwise, including amounts paid in settlement of a claim or litigation, if the officer or director acted in good faith and in a manner he believed to be in, or not opposed to, the best interest of the corporation.

      Article NINTH of the Company's Restated Certificate of Incorporation provides that no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for breach of the director's duty or loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, (iii) for the unlawful payment of dividends on or redemption of the Company's capital stock or (iv) for any transactions from which the director derives an improper personal benefit. Article THIRTEENTH of the Company's Restated Certificate of Incorporation provides that any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Company) by reason of the fact that he is or was a director, officer, incorporator, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Company to the full extent then permitted by law against expenses (including attorneys' fees), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding.

      The Company also has a policy insuring it and its directors and officers against certain liabilities, including liabilities under the Securities Act.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Inapplicable





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Item 8.  EXHIBITS

Exhibit No.
-----------

                           4.1 Specimen certificate for shares of the Common
                  Stock, (incorporated by reference to the Company's registration statement on Form 8A, pursuant to the Exchange Act, dated May 1, 1987, Exhibit 3).

                           4.2 Form of Restated Certificate of Incorporation of
                  the Company (incorporated by reference to the Company's registration statement on Form S-3, registration Number 33-43567, dated October 29, 1991, Exhibit 3.1).

                           4.3 Form of Restated By-Laws of the Company
                  (incorporated by reference to the Company's registration statement on Form S-3, registration Number 33-43567, dated October 29, 1991, Exhibit 3.2).

                           5  Opinion of Willkie Farr & Gallagher as to the
                  validity of the shares to be issued.

                           23.1  Consent of Deloitte & Touche LLP.

                           23.2 Consent of Willkie Farr & Gallagher (contained in Exhibit 5).


Item 9.  UNDERTAKINGS

     1.  The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events
             arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly

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caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 1st day of May, 1997.

                                           THE TOPPS COMPANY, INC.



                                           By:     /s/ Arthur T. Shorin
                                              -------------------------------
                                                    Arthur T. Shorin
                                                    Chairman of the Board and
                                                    Chief Executive Officer

         Each of the undersigned officers and directors of The Topps Company, Inc. hereby severally constitutes and appoints Arthur T. Shorin and Scott Silverstein, and each of them, his true and lawful attorney-in-fact, in any and all capacities, with full power of substitution, to sign any further amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or either of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                  Title                                   Date
---------                  -----                                   ----


/s/ Arthur T. Shorin       Chairman of the Board, Chief            May 1, 1997
Arthur T. Shorin           Executive Officer and Director



/s/ John J. Langdon        President, Chief Operating              May 1, 1997
John J. Langdon            Officer and Director



/s/ Catherine Jessup       Vice President and                      May 1, 1997
Catherine Jessup           Chief Financial Officer



/s/ Seymour P. Berger      Director                                May 1, 1997
Seymour P. Berger



/s/ Allan A. Feder         Director                                May 1, 1997
Allan A. Feder



/s/ David M. Mauer         Director                                May 1, 1997
David M. Mauer




/s/ Stephen D. Greenberg   Director                                May 1, 1997
Stephen D. Greenberg









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Signature                  Title                                   Date
---------                  -----                                   ----



/s/ Wm. Brian Little       Director                                May 1, 1997
Wm. Brian Little



/s/ Jack H. Nusbaum        Director                                May 1, 1997
Jack H. Nusbaum



/s/ Stanley Tulchin        Director                                May 1, 1997
Stanley Tulchin














                                       2


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                                INDEX TO EXHIBITS

Exhibit No.                                                               Page
-----------                                                               ----

4.1 Specimen certificate for shares of the Common Stock (incorporated by reference to the Company's registration statement on Form 8A, pursuant to the Exchange Act, dated May 1, 1987, Exhibit 3)

4.2 Form of Restated Certificate of Incorporation of the Company (incorporated by reference to the Company's registration Statement on Form S-3, registration Number 33-43567, dated October 29, 1991, Exhibit 3.1).

4.3 Form of Restated By-Laws of the Company (incorporated by reference to the Company's registration statement on Form S-3, registration Number 33-43567, dated
               October 29, 1991, Exhibit 3.2).

5 Opinion of Willkie Farr & Gallagher as to the validity of the shares to be issued.

23.1           Consent of Deloitte & Touche LLP.

23.2           Consent of Willkie Farr & Gallagher
               (contained in exhibit 5).